EXHIBIT 23.2 TO FORM 10-KSB

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Four Oaks Fincorp, Inc. on Form S-8 (File No. 333-30677) and Form S-3 (File No. 333-33527) of our report dated February 12, 2000 on our audits of the consolidated financial statements of Four Oaks Fincorp, Inc. as of December 31, 1999 and for each of the two years in the period ended December 31, 1999, which report is included in this Annual Report Form 10-KSB.


/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Raleigh, North Carolina
March 28, 2001